Exhibit 32.2

CERTIFICATION PURSUANT TO
RULE 31(a)-14(b) AND 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Commonwealth Energy Corporation (the “Company”) on Form 10-K for the year ending July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James L. Oliver, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 29, 2003	By:	/S/ JAMES L. OLIVER

James L. Oliver
Senior Vice President and
Chief Financial Officer